UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED:  June 4, 2008

HELMERICH & PAYNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4221	73-0679879
(State of Incorporation)	(Commission File Number)	(Internal Revenue Service — Employer Identification No.)

1437 South Boulder Avenue, Suite 1400, Tulsa, Oklahoma	74119
(Address of principal executive offices)	(Zip Code)

(918) 742-5531

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 4, 2008, the Board of Directors of the Company appointed Ambassador Francis Rooney as a director of the Company.  Mr. Rooney will serve as a director of the Second Class.  Mr. Rooney has returned to the Company’s Board of Directors after serving as United States Ambassador to the Holy See from 2005 to 2008.  Mr. Rooney is President of Rooney Holdings, Inc., which has interests in construction, electronics, and building components.  There are no arrangements or understandings between Mr. Rooney and any other person pursuant to which he was selected as a director, and there have been no transactions since the beginning of the Company’s last fiscal year, or are currently proposed, regarding Mr. Rooney that are required to be disclosed by Item 404(a) of Regulation S-K.  As a non-management member of the Board, Mr. Rooney will receive the same standard compensation paid to other non-management directors for service on the Board and its committees. Mr. Rooney has not as yet been appointed to serve on any particular Board committee.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized the undersigned to sign this report on its behalf.

HELMERICH & PAYNE, INC.
(Registrant)

/s/ Steven R. Mackey
Steven R. Mackey
Executive Vice President

DATE: June 5, 2008